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                               ENVIROSOURCE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT CHEMICAL BANK,
       270 PARK AVENUE, NEW YORK, NEW YORK ON JULY 20, 1994 AT 10:00 A.M.
     The undersigned hereby constitutes and appoints Louis A. Guzzetti, Jr., Christina E. Huben and James C. Hull, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock and Class G Preferred Stock of EnviroSource, Inc. (the 'Company') that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 20, 1994 or any adjournment or adjournments thereof, on all matters that may come before the Annual Meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED 'FOR' ALL OF THE PROPOSALS LISTED HEREIN. In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

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[x] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

1. ELECTION OF
   CLASS B
   DIRECTORS
FOR         WITHHOLD
[ ]           [ ]

NOMINEES: Wallace B. Askins
          John M. Roth
          Arthur R. Seder, Jr.
          J. Frederick Simmons
(Instructions: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

- - ------------------------------------------------

2. RATIFICATION AND APPROVAL OF
SELECTION OF ERNST & YOUNG AS THE
COMPANY'S INDEPENDENT PUBLIC
ACCOUNTANTS.
FOR      AGAINST      ABSTAIN
[ ]        [ ]          [ ]

                                          Dated ___________________________ 1994


                                          ______________________________________
                                                        Signature

                                          ______________________________________
                                                Signature if held jointly

                                          (Please sign exactly as the name
                                          appears hereon. If stock is held in
                                          names of joint owners, each should
                                          sign. Attorneys, executors,
                                          administrators, etc., should so
                                          indicate.)
                                          IF THIS PROXY IS PROPERLY EXECUTED,
                                          THE SHARES REPRESENTED BY THIS PROXY
                                          WILL BE VOTED UPON THE PROPOSALS
                                          LISTED HEREIN IN ACCORDANCE WITH THE
                                          DIRECTIONS GIVEN BY THE STOCKHOLDER,
                                          BUT IF NO SUCH DIRECTIONS ARE GIVEN,
                                          THIS PROXY WILL BE VOTED FOR ALL OF
                                          SUCH PROPOSALS.